CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing
Agent, Custodian, Counsel and Independent Auditors" and to the use of our report dated December 7, 1995, in this Registration Statement
(Form N-1A No. 33-41078) of Dreyfus MidCap Index Fund (formerly People's S&P Midcap Index Fund, Inc.).



                                               ERNST & YOUNG LLP

New York, New York
December 26, 1995